Warrant No. A-102

                       WARRANT TO PURCHASE 364,583 SHARES
                        OF COMMON STOCK, $0.001 PAR VALUE

                               DigiTEC 2000, INC.

            This is to certify that, FOR VALUE RECEIVED, _______________ or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from DigiTEC 2000, Inc., a Nevada corporation ("Company"), at anytime during the five-year term of this Warrant beginning April 23, 1996 and ending at 3:30 p.m. New York time on April 22, 2001, 364,583 shares of the Company's Common Stock, $0.001 Par Value ("Common Stock") at the exercise price of One Dollar and 50/100 $1.50 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant as indicated above and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock delivered upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price for one share of Common Stock in effect at anytime, and as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price".

            (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time on or after April 23, 1996, but no later than 3:30 P.M., New York time, on April 22, 2001, or if that is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and shall deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or the agency of the Company, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, not withstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
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            (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

            (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and any fraction of a share otherwise called for upon any exercise hereof shall be disregarded.

            (d) Exchange Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the opinion of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not assignable or transferable except as such may be permitted under applicable securities as set out in paragraph (k) below or by operation of law. Any assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon, the Company, without charge shall execute and shall deliver a new Warrant in exchange therefor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and the denominations in which new Warrants in exchange therefor are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and will deliver a new Warrant of like tenor and date.

            (e) Right of the Holder. The Holder, by virtue hereof, shall not be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

            (f) Anti-Dilution Provisions. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of its Common Stock unto a greater number of shares, then, in either of such cases, then the applicable Exercise Price in effect at that time of such action shall be proportionately reduced and the number of shares at that time of purchasable pursuant to this Warrant shall h proportionately increased; and, conversely, in the event that the Company shall reduce the number of outstanding shares of Common Stock by


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

combining such shares into a smaller number of shares, then, in such case, the then applicable Exercise Price in effect at the tune of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to this Warrant shall be proportionately reduced. Whenever the Exercise Price and the Warrant Shares are to be proportionately reduced or increased pursuant to this Section (f), such reduction or increase shall be based upon the number of Shares of Common Stock outstanding or deemed to be outstanding in the case of a dividend paid or distributed in stock or securities of any other class of securities convertible into shares of Common Stock, as provided below in this Section (f) immediately prior to and after such dividend or subdivision.

            Any dividend paid or distributed upon the Common Stock in stock or securities of any other class convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. No further adjustment of the Exercise Price shall be made upon the actual issuance of shares of Common Stock upon the conversion of any security previously paid as a dividend or distributed upon the Common Stock. Upon the termination of the right to convert or exchange any such securities, the Exercise Price shall be adjusted to such amount as would have been the Exercise Price after an adjustment made upon the issue of only the number of shares of Common Stock actually delivered upon the conversion of such securities; provided, however, in no event shall any such readjustment exceed the amount of the adjustment of the Exercise Price resulting from the issuance of such convertible securities. For purposes of this Section (f), issuance of shares of the Company's Common Stock as a stock dividend shall not include any transfer of treasury shares of Common Stock as a stock dividend.

            This form of Warrant need not be changed because of any adjustment in the Exercise Price and the number of shares purchasable upon the exercise of this Warrant. However, the Company may at any time, in its sole discretion, make any change in this Warrant that it may deem appropriate as a result of such adjustment, and any Warrants thereunder issued may be in the form so changed.

            (g) Officer's Certificate and Notice of Adjustment. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of it's Secretary or an Assistant Secretary at its principal office, and with it's Secretary or an Assistant Secretary at it's principal office, and with its stock transfer Agent, if any, an Officer's Certificate showing the adjusted Exercise Price and Warrant shares, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment. Each such Officer's Certificate shall be made available at all reasonable times for inspection by the Holder, and the Company, after each such adjustment, shall forthwith deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as the correctness of such adjustment ten days following the delivery thereof to the Holder.

            (h) Notices of Warrant Holders. So long as this Warrant shall be outstanding and unexercised: (i) if the Company shall pay any dividend or shall make any distribution upon


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

the Common Stock; or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by the many shares of stock of any class or any other rights; or (iii) if any capital reorganization of the Company; reclassification of the capital stock of the Company; consolidation or merger of the Company with or into another corporation; sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation; or voluntary or involuntary dissolution, liquidation, or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) hereinafter, as the case may be, a notice containing a brief description of the proposed action and stating the date on the (x) a record is to be taken for the purpose of such dividend, distribution, or rights, or (y) such classification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up. The lack of such notice shall not invalidate any such corporate action.

            (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or by the way of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock, other securities and/or property receivable upon such reclassification; capital reorganization, or other change, consolidation, merger, sale or conveyance as may be issued or payable with respect to or in exchange for the number of shares of Common Stock of the Company immediately theretofore purchasable upon the exercise of this Warrant had such recapitalization; capital reorganization, or other change, consolidation, merger, sale or conveyance not taken place. Any such provisions shall include provision for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications; capital reorganizations; changes of shares Common Stock; and to successive consolidations, mergers, sales, or conveyances.

            (j) The Company shall have the right and option to redeem any unexercised portion of this Warrant upon 30 days prior written notice to the Warrant Holder at a redemption price of $.10 per Warrant to purchase one share. At the end of any redemption notice period the Warrant shall terminate with respect to any then unexercised portion and the only right of the Warrant holder shall then be to receive payment of the redemption price for the expired portion.


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

            The ability of the Warrant Holder to exercise the Warrant is expressly subject to the condition that such an exercise can be completed without occasioning a violation of the registration requirements of applicable securities laws. The Company agrees to use its best efforts to take any reasonable actions necessary on its part to enable the Warrant Holder to complete any attempted exercise of the Warrant and the term of the Warrant shall be extended to facilitate the completion of such actions. If, however, an attempted exercise of the Warrant cannot be completed through reasonable efforts on the part of the Company and the Warrant Holder without causing a violation of the registration requirements of an applicable securities law, such attempted exercise shall constitute a redemption of the subject portion of the Warrant. In that event, the Warrant Holder's only right would be to receive from the Company the applicable redemption price.

            (k) Compliance With Securities Laws. Neither this Warrant nor the Warrant Shares or any other security issued upon exercise of this Warrant may be sold, transferred, or otherwise disposed of except in a transaction which in the opinion of counsel for the Company, would not occasion a violation of the registration requirements of applicable securities laws.

            The Company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant unless the warrant shares are then subject to an effective Registration Statement filed with the Securities and Exchange Commission unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sole, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

            (l) Registration Under the Securities Act of 1933.

                  (1) The Company agrees that on or before October 23, 1997 it will file a registration statement under the Securities Act of 1933, as amended, for the sale of Warrant Shares acquired through exercise of any Warrant occurring on or before June 30, 1997 for the purpose of registering or qualifying the sale of such Warrant Shares as may be desired by the holders thereof.


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

                  (2) The Company will use its best efforts, through its officers, directors, auditors, and counsel in all matters necessary and advisable to cause such Registration Statement to become effective as promptly as practicable. The number of shares mentioned above in this subjection (1) refer to Warrant Shares at the date hereof and are subject to adjustment from time to time in accordance with the terms and conditions of this Warrant.

                  (3) The Company and the Holder(s) of the Warrant Shares will cooperate with each other in the preparation an filing of any such Registration Statement and in any efforts to establish that any proposed disposition by such owner(s) is exempt under the Act. The Company and the Holder(s) of any Warrant Shares included in such Registration Statement will deliver to each other crossidentification Commitments of the type normally and customarily exchanged is such transaction.

                  (4) The obligation of the Company under this Section shall be subject to the following conditions and qualifications:

                        (a) The Company shall receive timely written information as to the terms of such public offering by or on behalf of each Holder intending to make a public distribution of his or its Warrant Shares;

                        (b) The Company shall have received timely written information as the Company may reasonably require from such Holders of any underwriter for them for inclusion in such Registration Statement.

                        (c) The Company shall not be obligated to keep any Registration Statement in effect for more than a reasonable length of time following the effective date thereof and in no event longer than 180 days from the effective date thereof; and

                        (d) The Company shall not be obligated to register or qualify Warrant Shares if counsel for the Company is then of the opinion that registration of such Warrant Shares is not required under the provisions of the Securities Act of 1933 and that opinion is issued in writing.


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

            (m) Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

The Company may amend this Warrant to extend any exercise period or decrease any exercise price, but no other amendment may be made except upon the written consent of the Company and the Warrant Holder.

                                        DigiTEC 2000, INC.


                                        By: /s/ FRANK C. MAGLIATO
                                           ------------------------------------
                                           Frank C. Magliato
                                           President


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

                               DIGITEC 2000, INC.
                                  PURCHASE FORM

                                                          Dated __________, 199_

The undersigned hereby irrevocable elects to exercise the within Warrant to the extent of purchasing _________ Shares of Common Stock and hereby makes payment of $_________ in payment of the actual exercise price thereof.

                    INSTRUCTIONS FOR REGISTRATION OF STOCK

Name   _____________________________________________________________________
                        (please type or print in block letters)

Address:   _________________________________________________________________

____________________________________________________________________________

Signature:   _______________________________________________________________

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers unto:

Name   _____________________________________________________________________
                        (please type or print in block letters)

Address:   _________________________________________________________________

____________________________________________________________________________


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

the right to purchase the Common Stock represented by this Warrant to the extent of ________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint:

____________________________________________________________________________

____________________________________________________________________________

attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                    Signature: ________________________________


Dated ___________________, 199__


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